Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 23, 2024, by and between Ventyx Biosciences, Inc., a Delaware corporation (the “Company”), and Aventis Inc., a company organized and existing under the laws of Pennsylvania, having registered offices at 55 Corporate Drive, Bridgewater, New Jersey 08807 (the “Purchaser”).

RECITALS

A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of Series A Non-Voting Convertible Preferred Stock, par value USD $0.0001 per share, of the Company (the “Series A Preferred Stock”), set forth in accordance with Section 2.1 of this Agreement (each, a “Share” and, collectively, the “Shares”) for a purchase price of USD $26,999,940.43.

C. Pursuant to the Certificate of Designations of the Series A Non-Voting Convertible Preferred Stock, in substantially the form attached hereto as Exhibit A (the “Certificate of Designations”), each Share is convertible into one hundred (100) shares of common stock, par value USD $0.0001 per share, of the Company (the “Common Stock”). The shares of Common Stock issuable upon conversion of the Shares are referred to herein as the “Conversion Shares.”

D. The Shares and the Conversion Shares are referred to herein collectively as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2023 Form 10-K” means the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 27, 2024.

“2024 Q2 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the three-months ended June 30, 2024, as filed with the SEC on August 8, 2024.

“2024 Proxy Statement” means the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2024.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Advance Indemnification Payment” has the meaning set forth in Section 4.15(f)(iv).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(f).

“Bylaws” means the Company’s Amended and Restated Bylaws, as amended and/or restated from time to time.

“Certificate of Designations” has the meaning set forth in the Recitals.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati, P.C., with offices located at 12235 El Camino Real San Diego, CA 92130.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Company Party” has the meaning set forth in Section 4.15(f)(ii).

“Competitive Products” has the meaning set forth in Section 4.17(e).

“Competitive Programs” has the meaning set forth in Section 4.17(e).

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

“Cut Back Shares” has the meaning set forth in Section 4.15(c).

“Disclosing Party” has the meaning set forth in Section 4.17(b).

“Disqualification Event” has the meaning set forth in Section 3.1(bb).

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” has the meaning set forth in Section 4.15(a)(vii).

“Effectiveness Deadline” has the meaning set forth in Section 4.15(a)(ii).

“Environmental Laws” has the meaning set forth in Section 3.1(o).

“Exempt Issuance” means (a) the issuance of shares of Common Stock, options to purchase shares of Common Stock or other Related Securities (as defined below), or shares of Common Stock upon exercise, conversion, or vesting and settlement of options or other Related Securities, as the case may be, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (b) the issuance of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants outstanding on the date hereof and described in the SEC Reports, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) the filing of a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (d) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, (e) the issuance of shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder, and (f) the issuance of shares of Common Stock or other Related Securities for a price (on an as-converted basis, as applicable) for a price per share of Common Stock of equal or greater to 0.85% of the Purchase Price. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expected Closing Date” means the date of this Agreement, as set forth in the Preamble.

“Filing Date” has the meaning set forth in Section 4.15(a)(i).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Health Care Laws” has the meaning set forth in Section 3.1(u).

“Indemnified Person” has the meaning set forth in Section 4.10.

“Intellectual Property” has the meaning set forth in Section 3.1(l).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Liquidated Damages” has the meaning set forth in Section 4.15(b).

“Losses” has the meaning set forth in Section 4.15(f)(i).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, prospects, business or financial condition of the Company and the Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, provided that such effects are not borne disproportionately by the Company, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound and that is material to the business of the Company and has been, or is required to be, filed as an exhibit to the SEC Reports pursuant to Item 601(b)(2), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Off-Balance Sheet Transaction” has the meaning set forth in Section 3.1(ll).

“Outside Date” means the fifth (5th) Business Day following the date of this Agreement.

“Permitted Purposes” has the meaning set forth in Section 4.17(a)(iii).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Piggyback Notice” has the meaning set forth in Section 4.15(d).

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Global Select Market.

“Prior Consent Information” shall mean information or data of the Disclosing Party that relates to any assay or any chemical structure or any amino acid or nucleic acid sequence (or similar information) of any compound, biomaterial, target or other substance that has not been previously publicly disclosed (or information that would reasonably enable the Receiving Party to determine the same).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $382.43 per Share.

“Purchaser” has the meaning set forth in the Recitals.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.10.

“Receiving Party” has the meaning set forth in Section 4.17(b).

“Registrable Shares” means all Conversion Shares without taking into account any limitations upon conversion set forth in the Certificate of Designations; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (a) a Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement, (b) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company, (c) such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales and without the holder being subject to any method of sale requirements or notice requirements under Rule 144, or (d) such security shall cease to be outstanding following its issuance.

“Regulation D” has the meaning set forth in the Recitals.

“Registration Failure” has the meaning set forth in Section 4.15(b).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 4.15 hereof, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.

“Representative” shall mean employees, directors, officers, third party advisors or attorneys (including external counsel) of any of the parties.

“Restriction Termination Date” has the meaning set forth in Section 4.15(c).

“ROFN” means the right of first negotiation terms as set forth on Exhibit B.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale Expenses” has the meaning set forth in Section 4.15(e).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including, without limitation, those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC Reports” means reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials), including (a) the exhibits thereto and documents incorporated by reference therein and (b) the Transaction 8-K.

“SEC Restrictions” has the meaning set forth in Section 4.15(c).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vi).

“Secondary Piggyback Registration” has the meaning set forth in Section 4.15(d).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Preferred Stock” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Signing Date” means the date of this Agreement, as set forth in the Preamble.

“Similar Information” has the meaning set forth in Section 4.17(e).

“Staff” means the staff of the Commission.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on such date, which as of the date hereof is “T+1.”

“Subscription Amount” means the aggregate purchase price of USD $26,999,940.43 and in immediately available funds.

“Subsidiary” means any subsidiary of the Company listed in the SEC Reports, and shall, where applicable, include any subsidiary of the Company formed or acquired after the date hereof.

“Tax” or “Taxes” means all federal, state, local, non-U.S. and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, real property, personal property, payroll, escheat, unclaimed property, windfall profits, environmental, capital stock, social security (or similar), unemployment, disability, registration, alternative or add-on minimum, estimated, or other taxes, fees, assessments, customs, duties, levies, imposts or charges of any kind whatsoever, whether disputed or not, together with any interest, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto.

“Tax Returns” means any return, statement, schedule, declaration, claim for refund, report, document or form filed or required to be filed with respect to Taxes, including any amendment, attachment and supplement thereof.

“Term” has the meaning set forth in Section 4.17(a).

“Trading Affiliate” has the meaning set forth in Section 3.2(g).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (formerly OTC Markets Inc.) (or any similar organization or agency succeeding to its functions of reporting prices); provided that, in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction 8-K” means the Current Report on Form 8-K to be filed on or about the Closing Date in substantially the form provided to the Purchaser prior to the Signing Date describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K this Agreement and the Certificate of Designations).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Certificate of Designations, the Irrevocable Transfer Agent Instructions, the executed ROFN and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, or any successor transfer agent for the Company.

“VTX3232” has the meaning set forth in the ROFN.

“VTX3232 Program” has the meaning set forth in the ROFN.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 70,601 Shares.

(b) Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Company Counsel on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Except as may otherwise be agreed between the Company and the Purchaser, on the Closing Date, the Purchaser shall wire the Subscription Amount, in United States dollars and in immediately available funds, to an account established by the Company, and the Company shall (i) provide the Purchaser with an electronic copy of a certificate, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing the Shares subscribed for by the Purchaser hereunder, registered in the name set forth on the Stock Certificate Questionnaire included as Exhibit C hereto (the “Stock Certificate”), and (ii) irrevocably instruct the Transfer Agent to reserve 7,060,100 Conversion Shares.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) an electronic copy of the Stock Certificate;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Purchaser, in a form reasonably acceptable to the Purchaser;

(iv) the Certificate of Designations shall have been filed with the Secretary of the State of Delaware, which Certificate of Designations shall continue to be in full force and effect as of the Closing Date;

(v) duly executed Irrevocable Transfer Agent Instructions acknowledged in writing by the Transfer Agent instructing the Transfer Agent to reserve 7,060,100 Conversion Shares;

(vi) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, the filing of the Certificate of Designations and the issuance of the Securities, (b) certifying the current versions of the Certificate of Incorporation, the Certificate of Designations and the Bylaws and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(vii) the Compliance Certificate referred to in Section 5.1(i);

(viii) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Closing Date;

(ix) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within three (3) Business Days of the Closing Date;

(x) copies of the Certificate of Incorporation and Certificate of Designations, each as certified by the Secretary of State of the State of Delaware as of a date within four (4) Business Days of the Closing Date;

(xi) the ROFN, duly executed by the Company; and

(xii) wire instructions for delivery of the Subscription Amount, certified by an officer of the Company.

(b) On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by the Purchaser;

(ii) its Subscription Amount, in United States dollars and in immediately available funds, by wire transfer to the Company;

(iii) the ROFN, duly executed by the Purchaser;

(iv) a fully completed and duly executed Stock Certificate Questionnaire included as Exhibit C; and

(v) an Internal Revenue Service Form W-9 (or any successor form or applicable Form W-8 if the Purchaser is not a U.S. person), duly and validly executed by the Purchaser (or its nominee in accordance with the Purchaser’s delivery instructions).

2.3 Closing Date. In the event the Closing does not occur within three (3) Business Days after the Expected Closing Date, then (a) the Company shall promptly, upon the Purchaser’s written request (but no later than one (1) Business Day thereafter), return the Subscription Amount funded to the Company by the Purchaser by wire transfer in United States dollars and in immediately available funds to the account specified by the Purchaser, and (b) the Stock Certificate shall be deemed cancelled; provided, that, unless this Agreement has been terminated pursuant to Section 6.17 hereof, such return of funds shall not terminate this Agreement or relieve the Company of its obligations to issue and sell, or of the Purchaser to purchase, the Shares at the Closing; provided further, that the Company shall not be obligated to issue and sell the Shares to the Purchaser unless the Purchaser had paid the Subscription Amount pursuant to Section 2.2(b)(ii), at which time the Shares shall be issued.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser:

(a) Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in the State of California and each other jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has only the following subsidiaries: Oppilan Pharma, Ltd. (United Kingdom), Zomagen Biosciences Belgium BV (Belgium) and Zomagen Biosciences Ltd. (United Kingdom). Each of such Subsidiaries is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(b) Capitalization. The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s issued and outstanding capital stock is as set forth in the 2024 Q2 Form 10-Q as of the date indicated therein (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the 2023 Form 10-K (or the 2024 Proxy Statement) or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the 2023 Form 10-K (or the 2024 Proxy Statement)). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived. The Company does not have outstanding any stockholder rights plans, a “poison pill” or any similar anti takeover provision or arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. The issuance and sale of the Shares hereunder and the Conversion Shares will not be in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, obligate the Company to issue any shares of Common Stock (other than the Conversion Shares) or other securities and will not result in the adjustment of the exercise, conversion, exchange or reset price of any security. The issuance and sale of the Shares hereunder and the Conversion Shares will not obligate the Company to issue shares of Common Stock (other than the Conversion Shares) or other securities to any other Person (other than to the Purchaser and inclusive of the Conversion Shares) and, will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

(c) Registration Rights. Except as set forth in this Agreement or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued that have not expired, and any such existing registration rights have been satisfied or waived with respect to the Registration Statement.

(d) Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares and the Conversion Shares, the authorization, execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated herein has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchaser and that this Agreement constitutes the legal, valid and binding agreement of the Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Valid Issuance. The Shares being purchased by the Purchaser hereunder, upon issuance pursuant to the terms hereof, against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those under applicable state and federal securities laws). The Conversion Shares issuable upon conversion of the Shares have been duly authorized and, when issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws and in these Transaction Documents, and shall not be subject to preemptive or similar rights that have not otherwise been duly waived or satisfied. Subject to the accuracy of the representations and warranties made by the Purchaser in Section 3.2 hereof, the offer and sale of the Shares to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States. The Company has reserved from its duly authorized capital stock the maximum number of Conversion Shares issuable upon conversion of the Shares. So long as any of the Shares are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the maximum number of shares of Common Stock issuable upon the exercise or conversion thereof (without taking into account any limitations set forth in the Certificate of Designations).

(f) No Conflict. The execution, delivery and performance of the Transaction Documents by the Company, the issuance of the Shares and the Conversion Shares and the consummation of the other transactions contemplated hereby (including, without limitation, the issuance of the Securities and the grant of the right of first negotiation to the Purchaser pursuant to the terms set forth on Exhibit B attached hereto) do not and will not (a) violate any provision of the Certificate of Incorporation or the Bylaws, (b) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give rise to a right of termination, cancellation, amendment, anti-dilution or similar adjustments, or acceleration of any obligation, a change of control right or to a loss of a benefit (with or without notice or lapse of time or both) under any agreement or instrument, contract, credit facility, loan agreement, bond, note, or other evidence of indebtedness, franchise, license, permit, judgment, order, statute, law, ordinance, rule or regulation, applicable to the Company or its properties or assets or to the Subsidiaries and their respective properties and assets, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(g) Consents. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.2 hereof, no consent, approval, authorization, filing with or order of or registration with, any court, regulatory body, self-regulatory organization, stock exchange, or governmental agency or body is required in connection with the transactions contemplated by the Transaction Documents, including the sale and issuance of the Shares or the issuance of the Conversion Shares, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to The Nasdaq Stock Market LLC for the issuance and sale of the Shares and the listing of the Conversion Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

(h) SEC Filings; Financial Statements.

(i) The Company has filed or furnished, as applicable, in a timely manner all SEC Reports. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 3.1(h), the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports.

(ii) As of their respective filing dates, the financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements have been prepared in accordance with GAAP, except as otherwise noted therein, and in the case of unaudited interim financial statements, which may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis unless otherwise noted therein throughout the periods therein specified. Except as set forth in the Financial Statements filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such Financial Statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(iii) To the Company’s knowledge, Ernst & Young LLP, who has certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the SEC Reports, (i) have at all times since the date of enactment of the Sarbanes-Oxley Act been a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) are “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act and (iii) are in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Accounting Oversight Board thereunder.

(i) Absence of Changes. Except as otherwise stated or disclosed in the SEC Reports filed at least one business day prior to the date hereof, since June 30, 2024, (a) the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto), (b) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (c) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (d) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course as dividends on outstanding preferred stock or issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Reports, and (e) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(j) Absence of Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company’s knowledge, threatened in writing by or before any court or other governmental body against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor, to the knowledge of the Company, any director or officer thereof, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(k) Compliance with Law; Permits. None of the Company or any of its Subsidiaries is in violation of, or has received any notices of violations with respect to, any applicable laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the SEC Reports, except where the failure to possess currently such Governmental Authorizations has not had or is not reasonably expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any written notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to have a Material Adverse Effect.

(l) Intellectual Property. The Company and its Subsidiaries own, or have rights to use, all inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the 2023 Form 10-K (collectively, “Intellectual Property”) necessary for, or used in the conduct of their respective businesses (including as described in the 2023 Form 10-K), except where any failure to own, possess or acquire such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. There are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances, and, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending or, to the Company’s knowledge, is threatened in writing: (A) challenging the Company’s or Subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality, and invention assignment agreements and invention assignments with their employees. To the Company’s knowledge, the duty of candor and good faith as required by the United States Patent and Trademark Office (the “USPTO”) during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with. To the Company’s knowledge, there is no prior art that may render any patent within the Intellectual Property invalid or that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the USPTO.

(m) Employee Benefits. Except as would not be reasonably expected to have a Material Adverse Effect, each employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment and employment practices, terms and conditions of employment and wages and hours, except for any failures to comply that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n) Taxes. The Company and its Subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any material federal, state and foreign income and other tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to have a Material Adverse Effect. The Company is classified as a Subchapter C corporation for U.S. federal tax purposes.

(o) Environmental Laws. Except as disclosed in the SEC Reports, the Company and its Subsidiaries (a) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (c) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries have received, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority or other Person, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or its Subsidiaries’ compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or its Subsidiaries has received, any written notice or other communication relating to property owned or leased at any time by the Company or its Subsidiaries, whether from a Governmental Authority, or other Person, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property. The Company has no material liability under any Environmental Law.

(p) Title. Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries, as the case may be. None of the Company or any of its Subsidiaries owns any real property.

(q) Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its properties and assets and the properties and assets of its Subsidiaries, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms thereof. Except as disclosed in the SEC Reports, other than customary end of policy notifications from insurance carriers, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(r) Nasdaq Stock Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on The Nasdaq Global Select Market under the symbol “VTYX”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by The Nasdaq Stock Market LLC or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on The Nasdaq Global Select Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date hereof that is designed to terminate the registration of the Common Stock under the Exchange Act. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of The Nasdaq Global Select Market and the Company is in compliance with all such listing and maintenance requirements.

(s) Sarbanes-Oxley Act. The Company is, and since September 29, 2021 has been, in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

(t) Clinical Data and Regulatory Compliance. The preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by the Company and its Subsidiaries that are described in, or the results of which are referred to in, the 2024 Q2 Form 10-Q were and, if still pending, are being conducted in all material respects in accordance with the approved protocols and applicable laws and regulations; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiaries have no knowledge of any other studies the results of which the Company reasonably believes are inconsistent with, or otherwise call into question, the results described or referred to in the 2023 Form 10-K and 2024 Q2 Form 10-Q. The Company and its Subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or from any other U.S. or foreign government or Drug Regulatory Agency, or health care facility Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the 2023 Form 10-K and 2024 Q2 Form 10-Q, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of any clinical trials that are described or referred to in the 2023 Form 10-K and 2024 Q2 Form 10-Q, and the Company and its Subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies, except where any noncompliance with such rules and regulations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Compliance with Health Care Laws. The Company and its Subsidiaries are, and at all times have been, in compliance with all Health Care Laws in all material respects and to the extent applicable to the Company’s current business and investigational product candidates. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.) (iv) the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the regulations promulgated thereunder; (v) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its Subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its Subsidiaries or any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(v) Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no changes in the Company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale of the Shares or resale of the Conversion Shares.

(x) Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of The Nasdaq Global Select Market.

(z) Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement and no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Shares.

(aa) Reliance by the Purchaser. The Company acknowledges that the Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

(bb) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(cc) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, each of its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees is and has at all times been in compliance with, and its participation in the offering will not violate, any (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder. The Company and its Subsidiaries maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the laws, rules and policies referred to in this Section 3.1(cc).

(dd) Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted and as described in the SEC Reports, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its Subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are presently, and at all prior times were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing (as defined below), privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(ee) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the California Consumer Privacy Act (“CCPA”), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The Company further certifies that neither it nor any of its Subsidiaries: (i) has received notice of any actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ff) Transaction with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

(gg) Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144 (i)(1) under the Securities Act.

(hh) OFAC. None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is a Person currently the subject or target of any Sanctions, nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitating, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with country or territory that is the subject of Sanction.

(ii) No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Section 3.1, with respect to the transactions contemplated by this Agreement, the Company (i) expressly disclaims any representations or warranties of any kind or nature, express or implied, including with respect to the condition, value or quality of the Company or any of the assets or properties of the Company, and (ii) specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to any of the assets or properties of the Company. Notwithstanding the foregoing, in making the decision to invest in the Shares, the Purchaser will rely, and the Company agrees that the Purchaser may rely, on the information that has been provided in writing to the Purchaser by the Company or on behalf of the Company, including the SEC Reports.

(jj) CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

(kk) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(ll) Off Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the Company’s Knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the SEC Reports which have not been described as required.

(mm) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares and will acquire the Conversion Shares (upon conversion of the Shares) as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, subject to the provisions of this Agreement, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(g) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities, and (z) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities. The Purchaser confirms that none of such Persons has made any representations or warranties to the Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j) Reliance on Exemptions. The Purchaser understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(k) Legends. The Purchaser understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws or is otherwise removed in accordance with Section 4.1(c) herein, the certificates or other instruments representing the Securities, and all certificates or other instruments issued in exchange therefor or in substitution thereof, shall bear the legend(s) set forth in Section 4.1(b), and that the Company will make a notation on its records and give instructions to any transfer agent of the Securities in order to implement the restrictions on transfer set forth and described herein.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of a transfer other than pursuant to (i) through (iii) above, any such transferee shall agree in writing to be bound by the terms of this Agreement, including for the avoidance of doubt Section 4.15 and Section 4.16, and shall have the rights of the Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates, including, if applicable, book-entry statements with the Transfer Agent, evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall, or shall cause its Transfer Agent to, as applicable, issue book-entry statements without such legend or any other legend to the holder of the Conversion Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Conversion Shares have been sold or transferred pursuant to (x) the plan of distribution set forth in an effective registration statement registering the Conversion Shares for resale (during such time that such registration statement is effective and not withdrawn or suspended) or (y) Rule 144, in each case upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and Company Counsel of a customary seller’s representation letter and broker’s representation letter confirming the transfer of such Conversion Shares in the manner described in this clause (i), together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Resale Deliverables”), or (ii) in the absence of any sale of the Conversion Shares, following the date that is the one-year anniversary of the Closing Date and if requested by the Purchaser in writing, if such Conversion Shares are eligible for sale under Rule 144, without compliance with any of the requirements of such rule, including the current public information requirement and without volume or manner-of-sale restrictions, upon delivery by the Purchaser to the Company, the Transfer Agent, as applicable, and Company Counsel of a customary representation letter from the Purchaser confirming that the requirements set forth in this clause (ii) have been satisfied, together with any other documentation reasonably required by the Transfer Agent and/or the Depository Trust Company (the “Non-Resale Deliverables”). Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend pursuant to the immediately preceding sentence shall be borne by the Company. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Electronic certificates for Conversion Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(d) Irrevocable Transfer Agent Instructions. Subject to the terms and conditions of this Agreement and the Securities Act, the Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent transfer agent, in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e) Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, the Purchaser hereunder may sell the Conversion Shares in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Conversion Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Conversion Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Conversion Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

(f) Buy-In. If the Company shall fail for any reason or for no reason to issue via DTC to the Purchaser Conversion Shares that are free from all restrictive and other legends within the number of Trading Days comprising the Standard Settlement Period following receipt of all documents and information necessary for the removal of the legend set forth above (other than a failure caused by incorrect or incomplete information provided by the Purchaser to the Company), then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following the number of Trading Days comprising the Standard Settlement Period, the Purchaser is required to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Conversion Shares that the Purchaser was entitled to receive from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within four (4) Trading Days after the Purchaser’s request and in the Purchaser’s sole discretion, (A) pay in cash to the Purchaser the amount by which (x) the Purchaser’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common

Stock that the Purchaser was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Purchaser, either reissue (if surrendered) the Shares equal to the number of Shares submitted for conversion or deliver to the Purchaser the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under this Section 4.1. The Purchaser shall provide the Company written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to the Purchaser in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon conversion of the shares of Series A Preferred Stock as required pursuant to the terms hereof; provided, however, that the Purchaser shall not be entitled to both (i) require the reissuance of the shares of Series A Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under this Section 4.1.

4.2 Reservation of Stock. The Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance from and after the Closing Date, for so long as any of the Shares are outstanding, and to reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of effecting the conversion of the Shares, the maximum number of shares of Common Stock issuable upon the exercise or conversion thereof (without taking into account any limitations set forth in the Certificate of Designations).

4.3 Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Closing Date pursuant to the Exchange Act. During such twelve (12) month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.5 Securities Laws Disclosure; Publicity. On or before the second (2nd) Trading Day immediately following the date hereof, the Company shall issue a press release reasonably acceptable to the Purchaser. On or before the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will file the Transaction 8-K with the Commission. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or an Affiliate of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the Commission (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by Section 4.15 hereto and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law, request of the Staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). As of immediately after the issuance of the Transaction 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents, that is not disclosed in the Transaction 8-K. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company as described in this Section 4.5, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction); provided, however, that any disclosure may be made by the Purchaser solely on a need-to-know basis to the Purchaser’s representatives or agents (including, but not limited to, the Purchaser’s legal, tax and investment advisors) that are bound by obligations of confidentiality and restrictions against disclosure of any confidential information.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement and the ROFN, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written consent of the Purchaser, except as contemplated under the ROFN or pursuant to Section 4.7 or Section 4.14. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Observer Rights. Notwithstanding the restrictions of Section 4.6, for so long as the Purchaser owns at least 50% of the Shares it is purchasing under this Agreement (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock combinations, stock dividends and the like), the Company shall invite a representative of the Purchaser to attend all meetings of the Company’s clinical advisory committee and scientific advisory board (or the most comparable relevant standing technical committees) (the “Committees”), and shall give such representative copies of all notices and other materials that it provides to the members of such committees at the same time and in the same manner as provided to such members; provided, however, that (a) such representative shall only be permitted to attend portions of such Committee meetings and receive portions of such materials that relate to VTX3232 or the VTX3232 Program, (b) such representative shall agree to hold in confidence all information so provided pursuant to an executed confidentiality agreement between such representative and the Company in a form acceptable to the Company; and (c) the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets.

4.8 Termination of Observer Rights. The covenants set forth in Section 4.7 shall terminate and be of no further force or effect upon the expiration of the Term (as such term is defined in the ROFN).

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital and general corporate purposes.

4.10 Indemnification of the Purchaser. Subject to the provisions of this Section 4.10 (and in addition to the indemnification provisions set forth in Section 4.15), the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.10, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.11 Principal Trading Market Listing. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market a Notification of Listing of Additional Shares covering all of the Conversion Shares.

4.12 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D, if applicable, and to provide a copy thereof, promptly upon the written request of the Purchaser. The Company, on or before the Closing Date, if applicable, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

4.13 Delivery of Shares After Closing. Within three (3) Business Days after the Closing Date, the Company shall deliver, or cause to be delivered, a physical copy of the Stock Certificate to the Purchaser at the mailing address specified on the Stock Certificate Questionnaire included as Exhibit C.

4.14 Subsequent Equity Sales. Except for an Exempt Issuance, from the date hereof until the later of (a) the Effective Date, and (b) the date that is sixty (60) days after the Closing Date, neither the Company nor any Subsidiary shall, without the consent of the Purchaser, issue shares of Common Stock or Common Stock Equivalents.

4.15 Registration Rights.

(a) Registration Procedures and Expenses. The Company shall:

(i) as soon as practicable following Closing, but, in any event, not later than forty-five (45) days thereafter, use commercially reasonable efforts to prepare and file a registration statement (the “Registration Statement”) with the Commission to register the offer and sale to the public of all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under Commission Rule 415) (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale for the Registrable Shares provided that the Company undertakes to register the Registrable Shares on Form S-3 as soon as such form becomes available to the Company, and the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the SEC) covering the resale of all of the Registrable Shares (the date on which such Registration Statement is filed by the Company with the

Commission, the “Filing Date”). It shall be a condition precedent to the obligations of the Company to file the Registration Statement that the Purchaser furnish to the Company (x) a customary completed selling stockholder questionnaire and (y) such further information regarding the Purchaser, the Registrable Shares held by the Purchaser and the intended method of disposition of the Registrable Shares held by the Purchaser as shall be reasonably required to effect the effectiveness of the registration of the Registrable Shares. In the event that Form S-3 is not available for the registration of the Registrable Shares, the Company shall register the offer and sale to the public of the Registrable Shares on such other Registration Statement form as is available to the Company and undertake to register the Registrable Shares on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Shares has been declared effective by the Commission;

(ii) use its commercially reasonable efforts to cause such Registration Statement required by Section 4.15(a)(i) to be declared effective within fifteen (15) days following the Filing Date (or, in the event the Staff reviews and has written comments to the Registration Statement, within forty-five (45) days following the Filing Date) (the earlier of the foregoing or the applicable date set forth in Section 4.15(a)(vi), the “Effectiveness Deadline”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the Commission any financial statements or other information that is required to be filed prior to the effectiveness of such Registration Statement;

(iii) prepare and file with the Commission such amendments and supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until the earlier of: (A) the date as of which all Registrable Shares have been sold pursuant to the Registration Statement and (B) that date as of which no Registration Shares remain outstanding, subject to the Company’s right to suspend pursuant to Section 4.15(g);

(iv) furnish to the Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchaser;

(v) file such documents as may be required of the Company for normal securities law clearance for the offer and sale of the Registrable Shares in such states of the United States as may be reasonably requested by the Purchaser and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4.15(a)(v) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented or subject the Company to any material tax in any such jurisdiction where it is not then so subject;

(vi) use its commercially reasonable efforts to, upon notification by the Commission that the Registration Statement will not be reviewed or is not subject to further review by the Commission, within three (3) Trading Days following the date of such notification, request acceleration of such Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later);

(vii) upon notification by the Commission that that the Registration Statement has been declared effective (the date of such notification, the “Effective Date”) by the Commission, file the final prospectus under Rule 424 within the applicable time period prescribed by Rule 424;

(viii) advise the Purchaser promptly, and in any event within twenty-four (24) hours of (A) the effectiveness of the Registration Statement or any post-effective amendments thereto, (B) any request by the Commission for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto, (C) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading;

(ix) cause all Registrable Shares to be listed on each securities exchange on which equity securities by the Company are then listed, if any; and

(x) bear all expenses in connection with the procedures in paragraphs (i) through (ix) of this Section 4.15(a) and the registration of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states.

(b) Liquidated Damages. If (i) the Registration Statement covering the Registrable Shares is not filed with the Commission on or prior to the Filing Date or (ii) the Registration Statement covering the Registrable Shares is not declared effective by the SEC by the Effectiveness Deadline (each such event, a “Registration Failure”), then, in addition to any other rights the Purchaser may have hereunder or under applicable law, the Company will make a liquidated damages payment to the Purchaser and not as a penalty (the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by the Purchaser for the Registrable Shares then held by the Purchaser for the initial day of a Registration Failure and, thereafter in an amount equal to one percent (1.0%) for each thirty (30)-day period until such Registration Failure is cured. The Liquidated Damages shall be paid monthly within ten (10) business days of the date of such Registration Failure and the end of each subsequent thirty (30)-day period (or portion thereof with respect to a final period, if any) thereafter until the Registration Failure is cured. Such payments shall be made in cash to the Purchaser. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable if (i) the Registrable Shares may be sold without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Purchaser and the Company’s transfer agent, (ii) the Registration Failure is caused by any action or inaction of the Purchaser, or (iii) the Purchaser is unable to lawfully sell any of its Registrable Shares because of possession of material non-public information.

(c) Rule 415 Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Shares in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Purchaser to be named as an “underwriter,” the Company shall use its commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Purchaser is not an “underwriter.” The Purchaser shall have the right to review and oversee any registration or matters pursuant to this Section 4.15, including any participation in meetings or discussions with the Commission regarding the Commission’s position and to comment on any written submission made to the Commission with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.15, the Staff refuses to alter its position, the Company shall (A) remove from the Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration of the Registrable Shares as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name the Purchaser as an “underwriter” in such Registration Statement without the prior written consent of the Purchaser. No damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 4.15 shall again be applicable to such Cut Back

Shares; provided, however, that (x) the filing deadline for the Registration Statement including such Cut Back Shares shall be ten (10) Trading Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Shares shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement (but in any event no later than three (3) Trading Days from the Staff indicating it has no further comments on such Registration Statement).

(d) Secondary Piggyback Registration. Subject to the terms and conditions hereof, and solely with respect to any Conversion Shares for which, at the relevant time, no Registration Statement is effective, whenever the Company proposes to file a registration statement under the Securities Act for the purpose of registering the equity securities of any third party, whether or not such registration statement includes the registration of shares for its own account (a “Secondary Piggyback Registration”), the Company shall give the Purchaser prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto or, in the case of an offering of equity securities from an existing registration statement, prior to the anticipated pricing date). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission (or anticipated date of pricing, as applicable), the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of the Purchaser, which such written request shall specify the number of Registrable Shares then presently intended to be disposed of by the Purchaser, given within five (5) Business Days after such Piggyback Notice is received by the Purchaser, the Company, subject to the terms and conditions of this Agreement, shall use its best efforts to cause all such Registrable Shares held by the Purchaser with respect to which the Company has received such written requests for inclusion to be included in such Secondary Piggyback Registration on the same terms and conditions as the other third-party equity securities being sold in such Secondary Piggyback Registration.

(e) Registration and Offering Expenses. All Sale Expenses (as defined below) incurred in connection with Section 4.15(a) and Section 4.15(f) shall be borne by the Company. “Sale Expenses” shall mean (a) the fees and disbursements of counsel of the Company and independent public accountants for the Company incurred in connection with the Registration Statement or Secondary Piggyback Registration, including the expenses of any special audits or “comfort” letters required by any such Secondary Piggyback Registration, and (b) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses, provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of the Purchaser or any transfer taxes, underwriting or brokerage commissions or discounts associated with effecting those sales of Registrable Shares that may be offered by the Purchaser, which expenses shall be borne by the Purchaser.

(f) Indemnification.

(i) The Company agrees to indemnify and hold harmless each Purchaser Party, to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”), joint or several, to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state a material fact required to be stated in the prospectus contained therein or necessary to make the statements in the prospectus contained therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any reasonable and documented legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion in the Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling Person of the Purchaser) to the extent that any such Loss is caused by an untrue statement or omission made in any preliminary prospectus if either (1) (a) the Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or the Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted and (b) the final prospectus corrected such untrue statement or omission, (2) (x) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the Commission, in accordance with Rule 172 of the Securities Act, the Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or a Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by the Purchaser to the Person asserting the claim from which such Loss resulted or (3) the Purchaser sold Registrable Shares in violation of the Purchaser’s covenants contained in Article IV of this Agreement.

(ii) The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, affiliates, agents and representatives and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement (or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for inclusion in the Registration Statement, and the Purchaser will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4.15(f)(ii) be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Purchaser in connection with any claim relating to this Section 4.15 and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon its sale of the Registrable Shares included in the Registration Statement giving rise to such indemnification obligation.

(iii) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 4.15(f), such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(iv) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.

(v) If the indemnification provided for in this Section 4.15(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Purchaser hereunder be greater in amount than the dollar amount of the proceeds received by the Purchaser upon the sale of such Registrable Shares. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

(g) Prospectus Suspension. The Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods shall in no event exceed thirty (30) consecutive calendar days or a total of sixty (60) calendar days (which need not be consecutive calendar days) in any 12-month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.

(h) Termination of Obligations. The obligations of the Company pursuant to Section 4.15(a) hereof shall cease and terminate, with respect to any Registrable Shares, upon the earlier to occur of (i) such time such Registrable Shares have been resold, or (ii) such time as such Shares no longer remain Registrable Shares.

(i) Reporting Requirements. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii) so long as the Purchaser owns Registrable Shares, to furnish to the Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144 and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to Form S-3 and (B) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144.

4.16 Rights of First Negotiation. During the ROFN Initiation Period (as defined in Exhibit B), the Purchaser shall have the rights of first negotiation with respect to the matters, and subject to the terms and conditions, set forth in Exhibit B attached hereto.

4.17 Confidentiality.

(a) Confidential Information. “Confidential Information” means, subject to the exceptions set out in Section 4.17(c) below, any non-public information or materials furnished by or on behalf of one party hereto or any of its Affiliates (together, the “Disclosing Party”) to the other party hereto or any of its Affiliates (together, the “Receiving Party”) pursuant to or in connection with the Transaction Documents and the transactions between the Company and the Purchaser contemplated hereby or thereby, whether on electronic or hard copy media or orally, including any and all data, analyses, compilations, studies, reports or other documents relating to such information prepared by the Disclosing Party or its Representatives and provided or made accessible by the Disclosing Party to the Receiving Party. Notwithstanding the foregoing definition, the parties hereto agree that the following information shall constitute Confidential Information of the Company (without regard to which party initially disclosed such information to the other party): (i) any information or materials provided pursuant to Section 8 or 9 of the ROFN; (ii) any materials or information provided pursuant to Section 4.7 or Section 4.14; and (iii) all communications or correspondence delivered by or on behalf of the Company pursuant to or in connection with the Transaction Documents and the transactions between the Company and the Purchaser contemplated hereby or thereby, including the fact that such communications or correspondence relate to the Transaction Documents or the transactions between the Company and the Purchaser contemplated hereby or thereby. Further, the parties hereto agree that any confidential information provided by or on behalf of one party to the other party pursuant to the Confidentiality Agreement between the Company and Sanofi dated November 30, 2023 shall also be deemed to be Confidential Information of the party that disclosed the relevant information for the purposes of this Agreement (and regardless of the exceptions set out in Section 4.17(b)(i)).

(b) Exceptions. Confidential Information shall not include any information to the extent such information: (i) is already known by the Receiving Party or its Representatives at the time such information was received or accessed, and the Receiving Party has evidence to demonstrate such prior knowledge, provided that information shall not be “already known” for the purposes of this clause (i) if such information was received by the Receiving Party from the Disclosing Party on a confidential basis prior to the date of this Agreement; (ii) is or becomes publicly known without breach of this Agreement by the Receiving Party or any of its Representatives; (iii) is or becomes available to the Receiving Party or its Representatives on a non-confidential basis from an independent third party not bound by an obligation of secrecy to the Disclosing Party with respect to such information; or (iv) is independently developed by or on behalf of the Receiving Party or its Representatives without reliance on or use of the Confidential Information, and the Receiving Party has evidence to demonstrate such independent development.

(c) Obligations of Confidentiality and Non-Use. For a period of six (6) years commencing on the Closing Date (the “Term”):

(i) Each Disclosing Party may disclose to each Receiving Party such Confidential Information as such Disclosing Party deems necessary and desirable in connection with the Transaction Documents and the transactions between the Company and the Purchaser contemplated hereby and thereby; provided, however, that (x) no Prior Consent Information will be disclosed by any Disclosing Party to any Receiving Party without the prior written consent of such Receiving Party, and (y) any Prior Consent Information disclosed in violation of the foregoing clause (x) will not be deemed to be Confidential Information hereunder. For clarity, Purchaser shall be deemed to have consented to receive any Prior Consent Information included in the materials provided by the Company pursuant to Section 4.7 and Section 4.14 of this Agreement or as expressly contemplated under the ROFN.

(ii) Except as otherwise permitted pursuant to the Transaction Documents, all Confidential Information of a Disclosing Party must be maintained in confidence by the Receiving Party, must not be disclosed to any third party, and must be protected with the same degree of care the Receiving Party normally uses in the protection of its own confidential and proprietary information, but in no case with any less degree than reasonable care.

(iii) Except as otherwise expressly provided in this Section 4.17, pursuant to the Transaction Documents, Confidential Information of a Disclosing Party may be disclosed by a Receiving Party only to Representatives of the Receiving Party having a reasonable need to receive such Confidential Information for the purposes of the Receiving Party exercising its rights or performing its obligations in accordance with the Transaction Documents or the transactions between the Company and the Purchaser contemplated hereby and thereby (the “Permitted Purposes”), provided that each such recipient is bound by confidentiality and non-use obligations substantially similar to those undertaken by the Receiving Party under this Agreement.

(iv) The Receiving Party must not use or disclose any Confidential Information of the Disclosing Party for any purpose other than the Permitted Purposes.

(v) The Receiving Party must not copy, reproduce, or reduce to writing any part of the Confidential Information of the Disclosing Party, except as is reasonably necessary for the Permitted Purposes.

(vi) Upon expiration of the Term, the Receiving Party (i) must cease to use the Confidential Information, and (ii) within sixty (60) days after the date of a written notice by the Disclosing Party, must use all reasonable efforts to destroy all copies thereof then in its possession or control; except that, the Receiving Party (x) may retain access to the Confidential Information, for the purpose of establishing the scope and contents of the documents received under the Transaction Documents and for the purpose of providing legal advice with regard to compliance with the Transaction Documents, and (y) will not be required to destroy any computer files stored securely by it that are created during automatic system back-up or that are kept for regulatory purposes or that are otherwise impracticable to destroy.

(d) Authorized Disclosure. The Receiving Party may disclose Confidential Information if required to disclose information by applicable law, regulation, court order or regulatory process reasonably connected to the transactions contemplated by the Transaction Documents or otherwise; provided, however, that, if legally permissible and to the extent reasonably practicable, the Receiving Party shall immediately notify (or, if the nature of such disclosure precludes immediate notification, notify as soon as possible under the circumstances) the Disclosing Party in writing of such requirement or court order and shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s sole expense, to limit the extent of any such disclosure. Notwithstanding the foregoing, if such relief from disclosure has not been obtained and the Receiving Party is, in the view of its counsel (which may include internal counsel), nonetheless required to disclose Confidential Information of the Disclosing Party, the Receiving Party shall be permitted to disclose such Confidential Information solely as is reasonably necessary to satisfy such legal requirements.

(e) Acknowledgements. Each party hereto acknowledges and agrees that each party and its Affiliates (i) conduct research, development, manufacturing, and marketing programs and businesses that may be competitive with the other party’s business (the “Competitive Programs”), (ii) manufacture, market, sell and distribute, and may develop, products and compounds that may be competitive with products and compounds related to the other party’s business (the “Competitive Products”), and (iii) now possess, or may receive or independently develop information and other materials that are similar to the Confidential Information disclosed by or on behalf of the Disclosing Party to the Receiving Party (the “Similar Information”). Expect as provided and without limiting Section 10 of the ROFN, nothing in this Agreement shall be construed to preclude each party and its Affiliates from (I) conducting the Competitive Programs, (II) manufacturing, marketing, selling, distributing or developing the Competitive Products, (III) using or in any way exploiting the Similar Information, or (IV) assigning any Representative who has been privy to the other party’s Confidential Information to perform work on the Competitive Programs or in connection with the Competitive Products; provided that, each of (I), (II), (III) and (IV) does not rely on or use the other party’s Confidential Information and the Receiving Party otherwise complies with its obligations under the Transaction Documents with respect to the other party’s Confidential Information. Each party further acknowledges that its breach of this Section 4.17 may cause damage to the other party for which there may be no adequate remedy at law and hereby agrees that, in the event of such a breach or threatened breach, such other party is entitled to seek, in addition to any other remedies it may have at law or in equity, a restraining order, injunction or other similar remedy in order to specifically enforce this Section 4.17, as and to the extent permitted pursuant to applicable laws.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchaser to Purchase Securities. The obligation of the Purchaser to acquire Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities, all of which shall be and remain so long as necessary in full force and effect.

(e) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Listing. The Company or its counsel shall have submitted a Listing of Additional Shares notification form with The Nasdaq Stock Market LLC covering the Conversion Shares.

(g) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (i) in writing by the Commission or the Principal Trading Market or (ii) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(h) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(i) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, in the form attached hereto as Exhibit F, dated as of the Closing Date and signed by its Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(j) Due Diligence. The Company shall have provided the Purchaser with all documents and materials reasonably requested by the Purchaser in connection with its due diligence review.

(k) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

(l) ROFN. The Company shall have executed the ROFN.

5.2 Conditions Precedent to the Obligations of the Company to Sell Shares. The Company’s obligation to sell and issue the Shares at the Closing to the Purchaser is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e) Termination. This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.17 herein.

ARTICLE VI.

MISCELLANEOUS

6.1 Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other Taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser and all expenses in connection with the registration of the Conversion Shares. The Company shall cover reasonable costs and expenses up to USD $150,000 incurred by the Purchaser in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the reasonable and documented legal fees and expenses of the Purchaser; it being understood that each of the Company and the Purchaser has relied on the advice of its own respective counsel.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto and any confidentiality or other non-disclosure agreements that may be in place and effective as of the Signing Date between the Company and the Purchaser or Affiliates of the Purchaser, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail or facsimile with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) Trading Days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. The address for such notices and communications shall be as follows:

If to the Company:	Ventyx Biosciences, Inc.
12790 El Camino Real, Suite 200
San Diego, California 92130
Attention: Raju Mohan, Ph.D. and Austin Rutherford
Email:

With a copy to:	Wilson Sonsini Goodrich & Rosati, P.C.
12235 El Camino Real
San Diego, CA 92130
Attention: Martin J. Waters and Miranda Biven
Email:

If to Purchaser:	Sanofi – Global Alliance Management
450 Water Street
Cambridge, MA 02141
Attention: Global Head of Alliance Management
Email:

With a copies to:	Sanofi – Global Business Development
450 Water Street
Cambridge, MA 02141
Attention: Brian Bronk
Email:

Sanofi – Legal Global Functions
450 Water Street
Cambridge, MA 02141
Attention: Alak Goswami
Email:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attn: Abigail Gregor and Daniel L. Forman
Email:

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser.”

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party is an intended third-party beneficiary of Section 4.10.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York or into the Federal Court located in New York, New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York or into the Federal Court located in New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of the aforesaid courts, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

6.10 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Securities. If any certificate or instrument evidencing any Securities, if applicable, is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent, as applicable, of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing by either the Company or the Purchaser upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.17 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.17 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.17, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENTYX BIOSCIENCES, INC.

By:	/s/ Raju Mohan
Name: Raju Mohan, Ph.D.
Title: President and Chief Executive Officer

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[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AVENTIS, INC.

By:	/s/ Brian Bronk
Name:	Brian Bronk
Title:	Head of Business Development, Neurology, Rare Diseases & Technology Platforms

[Signature Page to Securities Purchase Agreement]

EXHIBITS:

A:	Certificate of Designations
B:	Right of First Negotiation
C:	Stock Certificate Questionnaire
D:	Form of Irrevocable Transfer Agent Instructions
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

EXHIBIT B

RIGHT OF FIRST NEGOTIATION

EXHIBIT C

STOCK CERTIFICATE QUESTIONNAIRE

EXHIBIT D

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE